Exhibit 5

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder”) is entered into as of September [ ], 2026, by the undersigned member (the “Joinder Party”) of Haymaker Sponsor IV LLC, a Delaware limited liability company (the “Sponsor”), and is being delivered with respect to that certain Sponsor Support Agreement, dated as of October 9, 2025, by and among Haymaker Acquisition Corp. 4, (the “Company”), Suncrete, Inc. (“PubCo”), Concrete Partners Holding, LLC (“Concrete”), and the other parties thereto (the “Sponsor Support Agreement”). Terms used in this Joinder and not otherwise defined herein have the meanings given to them in the Business Combination Agreement (as defined below).

WHEREAS, the Company closed the transactions contemplated by that certain Business Combination Agreement, dated as of October 9, 2025, and as it may be amended, restated, or otherwise modified from time to time (the “Business Combination Agreement” by and among the Company, Concrete, PubCo, Haymaker Merger Sub I, Inc., and Haymaker Merger Sub II, LLC (the “Closing”);

WHEREAS, after giving effect to the Closing and the forfeitures pursuant to Sponsor Support Agreement, the Sponsor holds, in the aggregate: (a) 3,564,267 shares of Class A Common Stock of the Company, par value $0.0001 per share ("Company Class A Common Stock"), and (b) 75,000 private placement warrants to purchase shares of Company Class A Common Stock.

WHEREAS, the Sponsor intends to distribute the 3,564,267 shares of the Company’s Class A common stock and 75,000 warrants (the “Distributed Securities”) to its members (the “Distribution”).

WHEREAS, it is a condition to the Joinder Party’s receipt of such Distribution that the Joinder Party execute this Joinder.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a material inducement to (i) the other parties to the Sponsor Support Agreement to consummate the transactions contemplated by such agreement and (ii) the Sponsor to make the Distribution of the Distributed Securities, the Joinder Party hereby acknowledges, agrees with, and covenants to the other parties to the Transaction Documents as follows:

1.             Joinder. Pursuant to and in accordance with Section 2 of the Sponsor Support Agreement, the Joinder Party hereby agrees, effective as of the date hereof, that the Joinder Party is receiving and holding its portion of the Distributed Securities subject to the provisions of the Sponsor Support Agreement applicable to the Joinder Party, and there shall be no further transfer of such Distributed Securities except in accordance with the Sponsor Support Agreement.

2.             Joinder Party Representations.

The Joinder Party hereby represents and warrants, solely as to himself, herself, or itself, to the other Parties that the statements contained in this Section 2 are true, complete and correct as of the date hereof:

(a)           Authority; Execution; Enforceability. The Joinder Party has the requisite capacity to execute, deliver and perform its obligations under this Joinder and the Sponsor Support Agreement to which it is or will become a party. This Joinder and the Sponsor Support Agreement to which such Joinder Party is or will become a party has been, or will be upon becoming a party thereto, duly executed and delivered by such Joinder Party and (assuming due authorization, execution and delivery by each other party hereto) constitutes a legal, valid and binding obligation of such Joinder Party, enforceable against such Joinder Party in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(b)           No Conflicts; Consents. The execution, delivery and performance by such Joinder Party of this Joinder and the Sponsor Support Agreement to which such Joinder Party is or will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) if such Joinder Party is not a natural person, conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, certificate of formation, by-laws, operating agreement or other organizational documents of such Joinder Party; (ii) conflict with or result in a violation or breach of any provision of any law or order of any Governmental Authority applicable to such Joinder Party; (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract or other agreement to which such Joinder Party is a party or by which such Joinder Party is bound; or (iv) result in the creation or imposition of any Lien (other than any community property interest in any Distributed Securities to which the Joinder Party is entitled) on any properties or assets of such Joinder Party. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to such Joinder Party in connection with the execution and delivery of this Joinder and the Sponsor Support Agreement and the consummation of the transactions contemplated hereby and thereby.

(c)           Spousal Consent. If the Joinder Party is a natural person, is married, and the Distributed Securities constitute or will constitute community property under applicable law, Joinder Party’s spouse has consented to the execution of this Joinder and has agreed to be bound by the terms and conditions hereof by executing a spousal consent in the form attached hereto as Exhibit 1 and incorporated herein by reference.

3.             Entire Agreement. This Joinder, together with the Sponsor Support Agreement, constitutes the entire agreement of the parties hereto and supersedes all prior and contemporaneous representations, proposals, discussions, and communications, whether oral or in writing. This Joinder may be modified or amended (and any waivers of the provisions hereof will be effective) only in writing and shall be enforceable in accordance with its terms when signed by each of the parties hereto. Notwithstanding the foregoing, the requirements for (and the effectiveness of) any waiver, amendment, or modification of the Sponsor Support Agreement shall be governed solely by terms of the Sponsor Support Agreement.

4.             Advice of Counsel and Other Advisors. The Joinder Party (i) has obtained the advice of their own legal counsel (and any other advisor retained by such party in his, her or its sole discretion) with respect to this Joinder, the Sponsor Support Agreement, and the transactions contemplated hereby and thereby, (ii) represents and acknowledges that (A) no other Person has made any representations concerning the tax or other consequences of the transactions contemplated by the Sponsor Support Agreement to the Joinder Party, (B) the Joinder Party has not relied on any statement or information provided by any other Person or the advice of counsel to any other Person (other than the Joinder Party’s own independent legal counsel), regarding the tax or other consequences that will result from the transactions contemplated by the Sponsor Support Agreement, (C) the Joinder Party understands that it bears the risk of any tax or other consequences related to the transactions contemplated by the Sponsor Support Agreement and (D) that the Joinder Party understands that DLA Piper LLP (US), as legal counsel to the Sponsor, does not represent any member of the Sponsor.

5.             Miscellaneous. The Joinder Party acknowledges that such party has had a full opportunity to review this Joinder, the Sponsor Support Agreement, and all related exhibits, schedules and ancillary agreements and to negotiate any and all such documents in its sole discretion, without any undue influence by any other party hereto or any third party. This Joinder shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Sections 10.9 (Counterparts), 10.6 (Governing Law), 10.7 (Waiver of Jury Trial), and 10.3 (Severability) of the Business Combination Agreement shall apply mutatis mutandis to this Joinder.

signature page follows

IN WITNESS WHEREOF, the Joinder Party has executed this Joinder as of the date first set forth above.

JOINDER PARTY

Please print or type name of Joinder Party above

By:
Name:
Title:

Acknowledged and agreed to as of the date first written above:

Haymaker Sponsor IV LLC

By:
Name: Andrew R. Heyer
Title: Managing Member

Suncrete, Inc.

By:
Name: Randall Edgar
Title: Chief Executive Officer

Concrete Partners Holding, LLC

By:
Name: Ned N. Fleming, III
Title: Executive Chairman

Exhibit 1 to Joinder Agreement

Form of Spousal Consent

(see attached)

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of:
Name of Joinder Party

and that the undersigned is familiar with the terms of the Joinder, entered into as of                                        , 2026, by and among Haymaker Sponsor IV LLC (the “Sponsor”), the undersigned’s spouse, who is a member of the Sponsor (the “Joinder Party”), and Suncrete, Inc (f/k/a Haymaker Acquisition Corp. 4). The undersigned hereby agrees that the interest of the Joinder Party in all property which is the subject of the Joinder shall be irrevocably bound by the terms of the Joinder and by any amendment, modification, waiver or termination signed by the Joinder Party. The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of the Joinder shall be irrevocably bound by the terms of the Joinder, and that the Joinder shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the Joinder Party to amend, modify or terminate the Joinder, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the Joinder Party shall be binding on the community property interest of undersigned in all property which is the subject of the Joinder and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated: __________________, 2026

Please print or type name above

Signature